Exhibit 99.1

FORTE BIOSCIENCES ANNOUNCES PRICING OF $75 MILLION PUBLIC OFFERING

DALLAS, TX – JUNE 24, 2025 – Forte Biosciences, Inc. (Nasdaq: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced the pricing of a public offering of 5,630,450 shares of its common stock at a price to the public of $12.00 per share and, in lieu of common stock to certain investors who so chose, pre-funded warrants to purchase up to 619,606 shares of common stock at a price to the public of $11.999 per pre-funded warrant, which represents the per share public offering price of each share of common stock less the $0.001 per share exercise price for each pre-funded warrant. In addition, Forte has granted the underwriters a 30-day option to purchase up to an additional 937,508 shares of its common stock at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock and pre-funded warrants are being offered by Forte.

The gross proceeds from the offering are expected to be approximately $75 million before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about June 26, 2025, subject to satisfaction of customary closing conditions.

Forte intends to use the net proceeds of the offering for working capital and other general corporate purposes, which includes funding clinical and preclinical development of its product candidate and other research activities.

TD Cowen, Evercore ISI, Guggenheim Securities and Chardan are acting as joint book-running managers for the offering. Lucid Capital Markets and Brookline Capital Markets, a division of Arcadia Securities, LLC are acting as co-managers for the offering.

The offering is being made pursuant to a Registration Statement on Form S-3 (File No. 333-286226), including a base prospectus, previously filed with and declared effective by the SEC. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained from TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com, Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888)-474-0200, or by email at ecm.prospectus@evercore.com, Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com, and Chardan Capital Markets, LLC, One Pennsylvania Plaza, Suite 4800, New York, NY 10119.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Forte’s current beliefs and expectations. Forward-looking statements include statements regarding the completion and timing of the offering and the anticipated use of proceeds from the offering. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: whether or not Forte will be able to raise capital through the sale of securities or consummate the offering; the final terms of the offering; the satisfaction of customary closing conditions; prevailing market conditions; general economic and market conditions as well as geopolitical developments; and other risks. Additional risks, uncertainties, and other information affecting Forte’s business and operating results are contained in Forte’s Quarterly Report on Form 10-Q filed on May 15, 2025, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

investors@fortebiorx.com